EXHIBIT 5.1

McANDREWS, ALLEN & MATSON

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW
OTHER LOCATION

1100 SOUTH COAST HIGHWAY, SUITE 308                                                                                                                             _________________
LAGUNA BEACH, CALIFORNIA 92651
TELEPHONE  949.497.0290                                                                                                                        SANTA MONICA, CALIFORNIA
FACSIMILE  949.497.0291                                                                                                                         TELEPHONE  310.260.8750

Stephanie E. Allen OUR FILE
Direct Dial 248-5
949.497.0292
sea@mamlawfirm.com
December 6, 2007

Board of Directors Temecula Valley Bancorp Inc. 27710 Jefferson Avenue, Suite A100 Temecula, California 92590

Gentlemen:

 We are counsel to Temecula Valley Bancorp Inc., a California corporation (“TVB”) in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about December 6, 2007 (the “Registration Statement”). The Registration Statement relates to the offer for sale of 2,012,500 shares of Trust Preferred Securities (the “Capital Securities”) of Temecula Valley Statutory Trust VI, a statutory trust formed at the direction of TVB under the laws of the State of Delaware (the “Trust”) and the guaranty of TVB with respect to the Capital Securities (the “Guarantee Agreement”) and Junior Subordinated Notes to be issued by TVB to the Trust in exchange for the Capital Securities, and such transactions as further described in the Registration Statement (the “Offering”). Other capitalized terms used but not defined herein have the meanings ascribed to them in the Registration Statement. As counsel to TVB, we have been requested to render this opinion.

 For the purpose of rendering the opinions set forth herein, we have been furnished with and examined only the following documents:

1.	The Articles of Incorporation and Bylaws of TVB, each as amended to date;

2.	The Registration Statement;

3.	The form of Guarantee Agreement, attached as Exhibit 4.7 to the Registration Statement;

4.	The form of Junior Subordinated Note included in the form of Indenture, attached as Exhibit 4.1 to the Registration Statement; and

5.	Records of the meetings of the Board of Directors of TVB pertaining to the Offering.

              With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of TVB such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice.

Based upon the foregoing, we are of the opinion that:

1.	TVB has been duly incorporated and is a validly existing corporation under the laws of the State of California.

2.
The Guarantee Agreement, when executed and delivered as contemplated by the Registration Statement, and the Junior Subordinated Notes, when issued and paid for as contemplated by the Registration Statement, will be validly issued and binding obligations of TVB enforceable in accordance with their terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer laws or similar laws affecting the rights of creditors generally and subject to general principles of equity.

The foregoing opinion is also subject to the following comments and qualifications:

a)
The enforceability of certain provisions of the Indenture and the Guarantee Agreement may be limited by laws rendering unenforceable the release of a party from, or the indemnification of a party against, liability for its own wrongful or negligent acts under certain circumstances, and indemnification contrary to Federal or state securities laws and the public policy underlying such laws.

b)
The enforceability of provisions in the Indenture, the Junior Subordinated Notes and the Guarantee Agreement, to the effect that the terms may not be waived or modified except in writing, may be limited under certain circumstances.

c)
We advise you that, under certain circumstances, a guaranty executed by a corporate shareholder of a corporate borrower may not be enforced as an obligation separate from the obligation guaranteed if it is determined that the borrower is merely an alter ego or nominee of the guarantor and that the "true" borrower is the guarantor. If the guarantor is deemed to be liable as a primary obligor, it is likely that the guarantor will also be entitled to the rights and defenses otherwise available to a primary obligor.

Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

This opinion is limited to the current Federal laws and the laws of the State of California, to present judicial interpretations thereof and to facts as they presently exist.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the Prospectus which is part of the Registration Statement.

Very truly yours,

McANDREWS, ALLEN & MATSON

/s/ McAndrews, Allen & Matson